UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2023

High Wire Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53461	81-5055489
(Commission File Number)	(IRS Employer Identification No.)

30 North Lincoln Street

Batavia, IL 60510

(Address of Principal Executive Offices)

(952) 974-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HWNI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K dated September 29, 2023, on September 25, 2023, High Wire Networks, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue to accredited investors (the “Investors”) 18% Senior Secured Convertible Promissory Notes having an aggregate principal amount of up to $5,000,000 (the “Notes”) and Common Stock Purchase Warrants to purchase up to 1,000,000 shares of common stock of the Company per $100,000 of principal amount of the Notes. As of December 5, 2023, the Company has issued $1,220,000 in principal amount of the Notes to the Investors, and the Company does not intend to issue additional Notes under the Purchase Agreement. As a result, the Company will not receive additional funds pursuant to the Purchase Agreement.

Item 2.02. Results of Operations and Financial Condition.

September 30, 2023 Preliminary Results

In conjunction with filing the restated financial statements, the Company is releasing the following preliminary operating results:

	For the Three Months’ Ended September 30, 2023	For the Nine Months’ Ended September 30, 2023
Revenue	$6,021,585	$22,126,822
Net (loss) from Operations	$(2,618,882)	$(7,469,518)
Net (loss) attributable to High Wire Networks, Inc. common shareholders	$(2,111,094)	$(7,595,385)

The Company’s financial statements for the three and nine months ended September 30, 2023 are not yet available. Accordingly, the preliminary results summarized above are unaudited estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the Company’s financial statements. The preliminary results may differ materially from the actual results that will be reflected in the Company’s financial statements when they are completed and publicly disclosed. Accordingly, undue reliance should not be placed on these estimates. The Company’s unaudited financial statements for the three and nine months ended September 30, 2023 will be included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which will be filed as soon as practicable.

The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Auditor Report or Completed Interim Review.

After a comprehensive internal review, on December 4, 2023 the board of directors of the Company, together with the Company’s management, concluded that there were errors in the financial statements previously issued for the quarters ended March 31, 2023 and June 30, 2023 in our Quarterly Reports on Form 10-Q filed on May 17, 2023 and August 14, 2023, respectively. As a result, the financial statements in those reports should no longer be relied upon.

The errors wholly relate to derivatives recorded on the balance sheet as of the end of each quarter. Upon review, the instrument that required derivative accounting was removed from the Company’s balance sheet in conjunction with the sale of the ADEX Corporation and related companies on March 6, 2023. The Company will report a gain on debt extinguishment for the quarter ended March 31, 2023, and will have no derivative liability for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. By removing the instrument requiring derivative accounting, the Company will also be able to reclassify the value of its Series D and Series E preferred stock from the mezzanine equity of the balance sheet to the equity section of the balance sheet. Additionally, this discovery has caused the late filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Restatement Process

The Company’s board of directors has discussed the matters discussed above with the Company’s independent accountant (the “External Auditors”) and continues to diligently work with the External Auditors to identify and rectify these errors. The restatement process involved a thorough examination of the relevant financial data and reassessment of accounting policies. This process was carried out in accordance with generally accepted accounting principles (GAAP).

Impact on Financial Statements

The restatement primarily affects the following financial statements for the quarters ended March 31, 2023 and June 30, 2023:

●	Consolidated Balance Sheet

●	Consolidated Statement of Operations

●	Consolidated Statement of Cash Flows

●	Notes to Financial Statements

It is noted that the restatement of the financial statements will not impact Revenue or Loss from Operations for either restated period.

Conclusion

The amended Quarterly Reports on Form 10-Q containing the Company’s restated financial statements for the quarters ended March 31, 2023 and June 30, 2023 and the Company’s quarterly report for the quarter ended September 30, 2023 will be filed as soon as they are finalized by the Company and reviewed by its External Auditor.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2023

High Wire Networks, Inc.

By:	/s/ Mark W. Porter
Name:	Mark W. Porter
Title:	Chief Executive Officer

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